Exhibit 12

The Atlantic Building
950 F Street, NW
Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

November 6, 2026

Saba Capital Income & Opportunities Fund

Saba Capital Income & Opportunities Fund II

405 Lexington Avenue

58th Floor

New York, NY, 10174

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the merger contemplated by the Agreement and Plan of Reorganization, dated as of November 6, 2026 (the “Agreement”), by and between Saba Capital Income & Opportunities Fund II, a Delaware statutory trust (“Target Fund”), and Saba Capital Income & Opportunities Fund, a Massachusetts business trust (“Acquiring Fund”). Pursuant to the Agreement, the Target Fund will transfer all of its assets to the Acquiring Fund in exchange solely for voting shares of beneficial interest in the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of the Target Fund’s liabilities, followed by the distribution of the Acquiring Fund Shares pro rata to the Target Fund’s shareholders in exchange for their shares in the Target Fund and in complete liquidation of the Target Fund, all on the terms and conditions set forth in the Agreement (the “Reorganization”). This opinion is being delivered in connection with and as an exhibit to the registration statement on Form N-14 (Registration No. 333-298592) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2026, as amended. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

In formulating our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Agreement; the Registration Statement; the representation letters of the Acquiring Fund and the Target Fund provided to us, dated as of the date hereof, containing certain facts and representations (the “Representation Letters”); and such other documents as we have deemed necessary or appropriate as a basis for our opinion. We have not assumed any responsibility for investigating or independently verifying the facts or representations set forth in the Agreement, the Registration Statement, the Representation Letters, or other documents.

We have assumed, with your consent, that (i) the parties will act and that the Reorganization will be effectuated in accordance with the Agreement, without the waiver of any conditions to any party’s obligations under the Agreement to consummate the Reorganization; (ii) the Agreement and the Registration Statement accurately reflect the material facts of the Reorganization; (iii) the representations made by the Acquiring Fund and the Target Fund in their respective Representation Letters are true, correct, and complete as of the date hereof and will be true, correct, and complete at the Closing Date; and (iv) any representations by the Acquiring Fund and the Target Fund in the Agreement, the Registration Statement, or the Representation Letters that are made to the best of any person’s knowledge, or that are similarly qualified, are based on the belief of such person and are true, correct, and complete as of the date hereof and will be true, correct, and complete at the Closing Date, in each case without regard to any knowledge or similar qualification. We have also assumed, with your consent, that you have acknowledged that the opinion set forth herein may not be relied upon if any of the facts or representations upon which the opinion is based should prove inaccurate or incomplete in any material respect.

Alston & Bird LLP	www.alston.com

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November 6, 2026

In rendering our opinion, we have considered and relied on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), administrative rulings, and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, in each case as of the date hereof. These authorities are subject to change at any time, possibly with retroactive effect. A change in law or the facts and assumptions underlying our opinion could affect the conclusions herein. We do not undertake and are under no obligation to update or supplement the opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, and subject to the assumptions, qualifications, and limitations stated herein and set forth in the Registration Statement under the heading “Material Federal Income Tax Consequences of the Merger,” we are of the opinion that, under current law, the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and each of the Target Fund and the Acquiring Fund will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

This opinion letter expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. Our opinions represent our best legal judgment as to the matters addressed herein but are not binding upon the Internal Revenue Service or the courts, and there is no guarantee that the Internal Revenue Service will not assert positions contrary to the ones taken in this opinion letter. We disclaim any obligation to make any continuing analysis of the facts or relevant law following the date of this opinion letter.

Our opinions are provided solely to you as legal opinions, and not as a guaranty or warranty, and are limited to the specific transactions and matters described above. No opinion may be implied or inferred beyond what is expressly stated in this letter. We express no opinion with respect to any matter not specifically addressed by the foregoing opinions. By way of illustration, and without limitation of the foregoing, we express no opinion regarding: (i) whether either the Target Fund or the Acquiring Fund qualifies or will qualify as a regulated investment company; (ii) the federal income tax consequences of the payment of Reorganization expenses by Adviser, except in relation to the qualification of the Reorganization as a “reorganization” under Section 368(a) of the Code; (iii) whether any federal income tax will be imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Shareholder that is a foreign person; (iv) the effect of the Reorganization on the Target Fund with respect to any transferred Asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting (including under Section 1256 of the Code); (v) the effect of the Reorganization on any Shareholder that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (vi) whether accrued market discount, if any, on any market discount bond held by the Target Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (vii) whether any gain or loss will be required to be recognized with respect to any Asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); and (viii) any state, local, or foreign tax consequences of the Reorganization.

November 6, 2026

This opinion letter is delivered solely for the benefit of the Target Fund and the Acquiring Fund, and no other party or entity is entitled to rely on this opinion without our express written consent. This opinion is rendered as of the date hereof solely in connection with the filing of the Registration Statement, as amended. We are under no obligation, and we do not undertake any obligation, to supplement or revise our opinion to reflect any factual or legal developments arising subsequent to the date hereof. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Alston & Bird LLP
ALSTON & BIRD LLP